Exhibit 99.1

Oakwood Mortgage Investors, Inc.  1999-B               Note: This fiscal year-end series report, reports information on the
Oakwood Acceptance Corp. - Servicer                    assets included in OMI Trust 1999-B as of the end of the prepayment
Fiscal Year Ended Series Report                        period that began on September 1, 1998 and ended on September 30, 1999
Reporting:                   Fiscal Year 1999          and as of the end of the collection period that began on September 2,
                                                       1998 and ended on October 1, 1999. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 1999, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders

                                           Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------------------------------------
Beginning                                                                                                          Ending
Principal                 Scheduled           Prepaid                  Liquidated           Contracts              Principal
Balance                   Principal           Principal                Principal            Repurchased            Balance
-----------------------------------------------------------------------------------------------------------------------------------


255,621,150.90          (1,948,861.60)     (10,404,148.75)           (4,200,393.45)             0.00            239,067,747.10
===================================================================================================================================





                                         Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------

 Beginning                           Deposits                                              Investment               Ending
  Balance               Principal              Interest            Distributions            Interest               Balance
-----------------------------------------------------------------------------------------------------------------------------------


    0.00             16,170,906.25            10,301,275.49       (24,611,723.03)             50,610.30           1,911,069.01
===================================================================================================================================






  Scheduled                       Scheduled                                              Amount
  Gross         Servicing         Pass Thru             Liquidation        Reserve       Available for   Limited        Total
  Interest      Fee               Interest              Proceeds           Fund Draw     Distribution    Guarantee      Distribution
------------------------------------------------------------------------------------------------------------------------------------


12,787,493.22    1,243,368.93    11,544,124.29       4,134,884.53              0.00    29,275,388.10           0.00   29,275,388.10
====================================================================================================================================


                                   P&I Advances at Distribution Date
                ----------------------------------------------------------------------


               Beginning         Recovered            Current            Ending
                Balance          Advances             Advances           Balance


                       0.00     3,057,700.32       4,651,260.61      1,593,560.29
              ========================================================================

Oakwood Mortgage Investors, Inc.  1999-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 1999

                        Gross Repossessions     Repo Properties Brought      Net Current Repos       Aggregate Repo Properties in
                                                Current by Borrower                                  Trust at Month-End
                      # Principal Balance     # Principal Balance          # Principal Balance     # Principal Balance
                 ----------------------------------------------------------------------------------------------------

May-99                3        144,972.35       0          0.00           17       646,683.47     17       646,683.47
Jun-99               11        344,155.19       0          0.00           24       706,527.54     41     1,353,211.01
Jul-99               20        715,689.00       0          0.00           28       983,483.12     69     2,336,694.13
Aug-99               20        624,551.99       0          0.00           37     1,136,355.51    106     3,473,049.64
Sep-99               11        313,205.73       0          0.00           32     1,062,055.35    138     4,535,104.99

                 ----------------------------------------------------------------------------------------------------

Total of month
end balance          65      2,142,574.26       0          0.00          138     4,535,104.99    371    12,344,743.24
                 ====================================================================================================
Average month
end balance          13        428,514.85       0          0.00           28       907,021.00     74     2,468,948.65
                 ====================================================================================================

Oakwood Mortgage Investors, Inc.  1999-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 1999

                                                            Delinquency Analysis

                                     31 to 59 days          60 to 89 days              90 days and Over               Total Delinq.
                         No. of     Principal               Principal                  Principal                      Principal
                         Loans      Balance            #    Balance               #    Balance              #         Balance
                       -------------------------------------------------------------------------------------------------------------

                May-99    121      4,564,146.37       18        585,927.81        1        54,391.93          140      5,204,466.11
                Jun-99    159      5,802,140.70       50      2,068,469.00        7       278,749.14          216      8,149,358.84
                Jul-99    170      6,060,064.33       60      2,179,559.45       39     1,592,989.00          269      9,832,612.78
                Aug-99    205      7,161,908.93       64      2,165,330.02       54     2,318,477.89          323     11,645,716.84
                Sep-99    241      8,826,067.22       73      2,669,598.54       77     3,014,442.10          391     14,510,107.86

                       -------------------------------------------------------------------------------------------------------------

Total of month
end balance               896     32,414,327.55      265      9,668,884.82      178     7,259,050.06        1,339     49,342,262.43
                       =============================================================================================================
Average month
end balance               179      6,482,865.51       53      1,933,776.96       36     1,451,810.01          268      9,868,452.49
                       =============================================================================================================


Oakwood Mortgage Investors, Inc.  1999-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 1999

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail
                                                                                                     Net
 Prepayment  Liquidated Principal    Sales        Insur.         Total       Repossession        Liquidation         Unrecov.
   Period         Balance           Proceeds      Refunds      Proceeds        Expenses           Proceeds           Advances
-----------------------------------------------------------------------------------------------------------------------------------
May-99          501,711.32         501,711.32         0.00     501,711.32          0.00            501,711.32            0.00
Jun-99          507,122.96         507,122.96         0.00     507,122.96          0.00            507,122.96            0.00
Jul-99          608,545.24         608,545.24         0.00     608,545.24          0.00            608,545.24            0.00
Aug-99        1,219,141.79       1,215,115.60     2,314.00   1,217,429.60      9,820.00          1,207,609.60        3,070.47
Sep-99        1,363,872.14       1,346,056.94    55,612.70   1,401,669.64     12,849.00          1,388,820.64       75,854.76



            =======================================================================================================================
Total         4,200,393.45       4,178,552.06    57,926.70   4,236,478.76     22,669.00          4,213,809.76       78,925.23
            =======================================================================================================================


                                       Net               Current
 Prepayment       FHA Insurance     Pass Thru          Period Net       Cumulative
   Period           Coverage         Proceeds           Gain/(Loss)     Gain/(Loss)
---------------------------------------------------------------------------------------------

May-99               0.00          501,711.32                0.00
Jun-99               0.00          507,122.96                0.00
Jul-99               0.00          608,545.24                0.00
Aug-99               0.00        1,204,539.13          (14,602.66)
Sep-99               0.00        1,312,965.88          (50,906.26)



           ========================================================================
Total                0.00        4,134,884.53          (65,508.92)      (65,508.92)
           ========================================================================

Oakwood Mortgage Investors, Inc.  1999-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                             Fiscal Year 1999

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                   Original              Beginning                                   Current          Accelerated
                Cert.             Certificate           Certificate        Beginning Principal      Principal           Principal
                Class              Balances              Balances          Shortfall Carryover         Due            Distribution
-------------------------------------------------------------------------                       ------------------------------------
A-1                               61,200,000.00         61,200,000.00                     0.00     16,553,402.90            0.00
A-1 Outstanding Writedown                                        0.00

A-2                               49,100,000.00         49,100,000.00                     0.00              0.00            0.00
A-2 Outstanding Writedown                                        0.00

A-3                               28,900,000.00         28,900,000.00                     0.00              0.00            0.00
A-3 Outstanding Writedown                                        0.00

A-4                               57,628,000.00         57,628,000.00                     0.00              0.00            0.00
A-4 Outstanding Writedown                                        0.00

M-1                               15,337,000.00         15,337,000.00                     0.00              0.00            0.00
M-1 Outstanding Writedown                                        0.00

M-2                               12,781,000.00         12,781,000.00                     0.00              0.00            0.00
M-2 Outstanding Writedown                                        0.00

B-1                               12,781,000.00         12,781,000.00                     0.00              0.00            0.00
B-1 Outstanding Writedown                                        0.00

B-2                               17,894,150.00         17,894,150.00                     0.00              0.00            0.00
B-2 Outstanding Writedown                                        0.00

Excess Asset Principal Balance             0.00                  0.00                     0.00              0.00            0.00

                                                ------------------------------------------------------------------------------------

                                                       255,621,150.00                     0.00     16,553,402.90            0.00
                                                ====================================================================================

                                                (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.






                                                                                 Ending                     Principal Paid
                Cert.                  Ending Principal   Writedown            Certificate       Pool         Per $1,000
                Class                Shortfall Carryover   Amounts              Balances        Factor       Denomination
-------------------------------------------------------------------------------------------------------------------------


A-1                                            0.00           0.00         44,646,597.10      72.95196%        270.48
A-1 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

A-2                                            0.00           0.00         49,100,000.00     100.00000%          0.00
A-2 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

A-3                                            0.00           0.00         28,900,000.00     100.00000%          0.00
A-3 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

A-4                                            0.00           0.00         57,628,000.00     100.00000%          0.00
A-4 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

M-1                                            0.00           0.00         15,337,000.00     100.00000%          0.00
M-1 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

M-2                                            0.00           0.00         12,781,000.00     100.00000%          0.00
M-2 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

B-1                                            0.00           0.00         12,781,000.00     100.00000%          0.00
B-1 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

B-2                                            0.00           0.00         17,894,150.00     100.00000%          0.00
B-2 Outstanding Writedown                                     0.00                  0.00           0.00          0.00

Excess Asset Principal Balance                 0.00           0.00                  0.00

                                ------------------------------------------------------------------------

                                               0.00           0.00        239,067,747.10           7.73
                                ========================================================================

Oakwood Mortgage Investors, Inc.  1999-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                         Fiscal Year 1999


CERTIFICATE INTEREST ANALYSIS


                                                        Beginning Carry-      Current Priority
           Certificate               Pass-Through        Over Priority            Interest                Total         Interest
              Class                      Rate               Balance               Accrual                 Paid          Shortfall
                                   -------------------------------------------------------------------------------------------------
A-1                                     VARIED RATE              0.00         1,207,865.22            1,207,865.22          0.00
A-1  Carryover Interest                         0.00             0.00                                         0.00          0.00
A-1  Writedown Interest                         0.00             0.00                                         0.00          0.00

A-2                                         6.19000%             0.00         1,266,370.85            1,266,370.85          0.00
A-2  Carryover Interest                         0.00             0.00                                         0.00          0.00
A-2  Writedown Interest                         0.00             0.00                                         0.00          0.00

A-3                                         6.45000%             0.00           776,687.50              776,687.50          0.00
A-3  Carryover Interest                         0.00             0.00                                         0.00          0.00
A-3  Writedown Interest                         0.00             0.00                                         0.00          0.00

A-4                                         6.99000%             0.00         1,678,415.50            1,678,415.50          0.00
A-4  Carryover Interest                         0.00             0.00                                         0.00          0.00
A-4  Writedown Interest                         0.00             0.00                                         0.00          0.00

M-1                                         7.18000%             0.00           458,831.90              458,831.90          0.00
M-1  Carryover Interest                         0.00             0.00                                         0.00          0.00
M-1  Writedown Interest                         0.00             0.00                                         0.00          0.00

M-2                                         7.52000%             0.00           400,471.35              400,471.35          0.00
M-2  Carryover Interest                         0.00             0.00                                         0.00          0.00
M-2  Writedown Interest                         0.00             0.00                                         0.00          0.00

B-1                                         8.04000%             0.00           428,163.50              428,163.50          0.00
B-1  Carryover Interest                         0.00             0.00                                         0.00          0.00
B-1  Writedown Interest                         0.00             0.00                                         0.00          0.00

B-2                                         9.05000%             0.00           674,758.55              674,758.55          0.00
B-2  Carryover Interest                         0.00             0.00                                         0.00          0.00
B-2  Writedown Interest                         0.00             0.00                                         0.00          0.00

X                                                                0.00         4,652,560.82            4,587,051.90          0.00

R                                                                0.00                 0.00                    0.00          0.00

Service Fee                                                      0.00         1,243,368.93            1,243,368.93 (1)      0.00
                                                     -------------------------------------------------------------------------------

                                                                 0.00        12,787,494.12           12,721,985.20          0.00
                                                     ===============================================================================




     Ending Carry-      Interest Paid
          Over            Per $1,000                     Cert.                   TOTAL
        Balance          Denomination                    Class               DISTRIBUTION
-------------------------------------------------------------------------------------------------


           0.00              19.74                       A-1                 17,761,268.12
           0.00               0.00
           0.00               0.00

           0.00              25.79                       A-2                  1,266,370.85
           0.00               0.00
           0.00               0.00

           0.00              26.88                       A-3                    776,687.50
           0.00               0.00
           0.00               0.00

           0.00              29.13                       A-4                  1,678,415.50
           0.00               0.00
           0.00               0.00

           0.00              29.92                       M-1                    458,831.90
           0.00               0.00
           0.00               0.00

           0.00              31.33                       M-2                    400,471.35
           0.00               0.00
           0.00               0.00

           0.00              33.50                       B-1                    428,163.50
           0.00               0.00
           0.00               0.00

           0.00              37.71                       B-2                    674,758.55
           0.00               0.00
           0.00               0.00

      65,508.92                                           X                   4,587,051.90

           0.00                                           R                           0.00

           0.00                                                               1,243,368.93
----------------                                                       --------------------

      65,508.92                                                              29,275,388.10 (1)
================                                                       ====================

(1) Pursuant to the applicable pooling and servicing agreement, $1,243,368.93 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $28,032,019.17.